PricewaterhouseCoopers LLP
3 Embarcadero Center
San Francisco, CA 94111
Telephone (415) 498-5000
Facsimile (415) 498-7100

October 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by AeroCentury Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of AeroCentury Corp. dated October 10, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
Pricewaterhouse Coopers LLP